NEWS RELEASE


FOR MORE INFORMATION CONTACT:
Rick L. Catt,  President                           FOR IMMEDIATE RELEASE
  And Chief Executive Officer                         January 5, 2000
First Robinson Financial Corporation
501 East Main Street
Robinson, IL  62454
(618) 544-8621


                    FIRST ROBINSON FINANCIAL CORPORATION REPORTS
                            STOCK REPURCHASE PROGRAM


First Robinson  Financial  Corporation (the "Company") (OTC Electronic  Bulletin
Board: "FRFC"), today announced the repurchase of 7.12% (49,300 shares) of the Company's common stock. At a special meeting held on December 17, 1999, the Board of Directors of the Company approved the stock repurchase transaction. A previous stock repurchase program, which began on December 20, 1999 for the purchase of up to 5% (34,574 shares) of the Company's common stock, is still in effect until June 20, 2000. The Company now has 642,177 shares issued and outstanding.

At September 30, 1999, the Company had assets of $86.9 million, liabilities of $76.1 million and stockholders' equity of $10.8 million. Through its banking subsidiary, First Robinson Savings Bank, National Association, the Company operates three full-service offices and one drive-up facility in Robinson, Palestine and Oblong, Illinois.